SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                  MUNIHOLDINGS NEW YORK INSURED FUND IV, INC.
                  -------------------------------------------
            (Exact name of registrant as specified in its charter)


        Maryland                                        Applied For
-----------------------                     ---------------------------------
(State of incorporation                     IRS employer identification (no.)
    or organization)



MuniHoldings New York Insured Fund IV, Inc.                08536
800 Scudders Mill Road                                 ---------------
Plainsboro, New Jersey                                    (zip code)
-------------------------------------------
(Address of principal executive offices)





Securities to be registered pursuant to Section
12(b) of the Act:

Title of each class to be                     Name of each exchange on which
so registered                                 each class is to be registered
-------------------------                     ------------------------------

Shares of Common Stock,                           American Stock Exchange
par value $.10 per share


Securities to be registered pursuant to Section 12(g) of the Act:

None


If this form relates to the registration of                 If this form relates to the
a class of securities                                       registration of a class of securities
pursuant to Section 12(b) of the                            pursuant to Section 12(g) of the
Exchange Act and is effective                               Exchange Act and is effective
pursuant to General Instruction                             pursuant to General Instruction
A.(c), please check the following                           A.(d), please check the following
box.  |X|                                                   box.  |_|


Item 1.  Description of Registrant's Securities to be Registered.

     The section captioned "Description of Capital Stock" in the Registrant's prospectus dated July 20 , 1999 forming a part of the Registrant's Registration Statement on Form N-2 (Nos. 333-77517 and 811-09317) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on July 20, 1999, is incorporated herein by reference.

Item 2.  Exhibits.

(I) The following exhibits have been filed with the Commission:

          (1) Form of Certificate for Common Stock.*

          (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common Stock**

(II) The following exhibits are to be filed with the New York Stock Exchange only:

          (1) Not applicable.
          (2) Not applicable.
          (3) Not applicable.
          (4) (a) Charter of the Registrant.
              (b) By-Laws of the Registrant.
          (5) Specimen Certificate for Common Stock.
          (6) Not applicable.

-----------------
*    Incorporated by reference to Exhibit (d)(2) to the Registration Statement.

**   Incorporated by reference to Exhibit (d)(1) to the  Registration Statement.


                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     MUNIHOLDINGS NEW YORK INSURED
                                     FUND IV, INC.
                                      (Registrant)



                                     By:  /s/ Alice A. Pellegrino
                                          --------------------------
                                     Name:   Alice A. Pellegrino
                                     Title:  Secretary

Date: July 28, 1999